Perspective Therapeutics Announces First Patient Dosed with [212Pb]VMT01 Monotherapy at 1.5 mCi in a Phase 1/2a Study of MC1R-Positive Metastatic Melanoma

SEATTLE – April 11, 2025 – Perspective, Therapeutics, Inc. ("Perspective" or the "Company") (NYSE AMERICAN: CATX), a radiopharmaceutical company pioneering advanced treatments for cancers throughout the body, announced today that the first patient was dosed in a new cohort of a Phase 1/2a trial evaluating the safety of [212Pb]VMT01, a targeted alpha-particle therapy (TAT), as monotherapy in patients with histologically confirmed melanoma and positive melanocortin 1 receptor (MC1R) imaging scans.

Patients in this cohort are receiving [212Pb]VMT01 at 1.5 mCi as monotherapy. Initial results from the earlier monotherapy cohorts were previously presented at the 21st International Congress of the Society for Melanoma Research (SMR) in October 2024. A cohort administering a combination regimen with the immune checkpoint inhibitor nivolumab commenced dosing in March 2025.

"This further dose finding of [212Pb]VMT01 as monotherapy in patients with metastatic melanoma follows the encouraging initial monotherapy results from our Phase 1/2a study," commented Markus Puhlmann, Chief Medical Officer of Perspective. "This cohort allows enrollment of patients whose disease has spread to their brain, which is a common site of metastases and may add symptom burden for these patients. Previously generated images by an independent collaborator using [203Pb]VMT01 and [68Ga]VMT02 show tracer uptake by brain metastases which warrant exploring the therapeutic utility of [212Pb]VMT01 in these patients."

"The data from this part of the study will enable us to further develop our understanding of lower-dose radiopharmaceuticals in metastatic melanoma monotherapy and the contribution of this component in a combination regimen with immunotherapies in a variety of patients," said Thijs Spoor, Chief Executive Officer of Perspective. "We believe that concurrently studying VMT01 as monotherapy and in a combination regimen with nivolumab will help us identify the right path forward for this promising potential new medicine faster."

About [212Pb]VMT01

Perspective designed [212Pb]VMT01 to target and deliver 212Pb to tumor sites expressing MC1R, a protein that can be overexpressed in metastatic melanoma tumors.1 The Company is conducting a multi-center, open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05655312) in patients with histologically confirmed melanoma and MC1R-positive imaging scans. In September 2024, the Company announced that the U.S. Food and Drug Administration granted Fast Track Designation for the development of [212Pb]VMT01 for the diagnosis and treatment of patients with unresectable or metastatic melanoma and who have demonstrated MC1R tumor expression. The FDA's Fast Track Designation is one of several approaches utilized by the FDA to expedite development and review of potential medicines for serious conditions and that fulfill unmet medical needs.2

About Melanoma

Melanoma is a cancer of the skin arising from uncontrollable growth of melanocytes, the melanin producing cells of the body. Metastatic melanoma is the result of melanoma that has progressed through the layers of skin, infiltrated the bloodstream or lymphatic system, and traveled to other areas of the body to metastasize. In the United States, there are approximately 100,000 new diagnoses of melanoma annually and approximately 8,300 deaths annually from metastatic melanoma.3 Metastatic melanoma has a poor prognosis with limited survival of 50% at 1 year and 29%-35% at 5 years. Recent advances have led to survival improvement, but there remains a high unmet need for additional treatments, particularly for patients with metastatic disease who are refractory to front-line therapy. Median progression free survival (mPFS) for current 2L+ therapies, including lifileucel, remains limited between 2-5 months.4,5,6

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs are in Phase 1/2a imaging and therapy trials in the U.S. for the treatment of metastatic melanoma and neuroendocrine tumors, respectively. The Company is growing its regional network of drug product finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready products for clinical trials and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include express or implied statements concerning, among other things, the Company's ability to pioneer advanced treatments for cancers throughout the body; expectations regarding the advancement of the Company's clinical development programs, including its plans and anticipated timing with respect to [212Pb]VMT01's clinical development, including the accrual of additional data for the Company's [212Pb]VMT01 program; the potential for [212Pb]VMT01 to be administered as monotherapy or in combination with other agents and for the Company to explore different dose levels in connection with its [212Pb]VMT01 trial; the potential for the Company to enroll in its [212Pb]VMT01 trial patients whose cancer has spread to their brain; the Company’s belief that data from the latest part of its [212Pb]VMT01 trial will enable the Company to “further develop [its] understanding of lower-dose radiopharmaceuticals in metastatic melanoma monotherapy and the contribution of this component in a combination regimen with immunotherapies in a variety of patients” and that concurrently studying [212Pb]VMT01 as monotherapy and in a combination regimen with nivolumab will help the Company “identify the right path forward” for [212Pb]VMT01 more quickly; expectations regarding the potential benefits conferred by the Fast Track Designation of [212Pb]VMT01, which was based on non-clinical results submitted by the Company; expectations regarding the therapeutic benefits of the Company's programs; the ability of the Company's proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties; the Company’s prediction that complementary imaging diagnostics that incorporate the same targeting moieties provide the opportunity to personalize treatment and optimize patient outcomes; the Company's belief that its "theranostic" approach enables the ability to see a specific tumor and then treat it to potentially improve efficacy and minimize toxicity; the Company's ability to grow its regional network of drug product finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready products for clinical trials and commercial operations; the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Certain factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange

Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com

1Su DG, Djureinovic D, Schoenfeld D, et al. Melanocortin-1 Receptor Expression as a Marker of Progression in Melanoma. JCO Precis Oncol. 2024;8:e2300702. doi:10.1200/PO.23.00702.

2Guidance for Industry Expedited Programs for Serious Conditions - Drugs and Biologics. https://www.fda.gov/media/86377/download?attachment. Accessed March 5, 2025.

3Cancer Stat Facts: Melanoma of the Skin. https://seer.cancer.gov/statfacts/html/melan.html. Accessed March 5, 2025.

4Ascierto PA, Lipson EJ, Dummer R, et al. Nivolumab and Relatlimab in Patients With Advanced Melanoma That Had Progressed on Anti-Programmed Death-1/Programmed Death Ligand 1 Therapy: Results From the Phase I/IIa RELATIVITY-020 Trial. J Clin Oncol. 2023;41(15):2724-2735. doi:10.1200/JCO.22.02072

5Arance A, de la Cruz-Merino L, Petrella TM, et al. Phase II LEAP-004 Study of Lenvatinib Plus Pembrolizumab for Melanoma With Confirmed Progression on a Programmed Cell Death Protein-1 or Programmed Death Ligand 1 Inhibitor Given as Monotherapy or in Combination [published correction appears in J Clin Oncol. 2023 May 1;41(13):2454. doi: 10.1200/JCO.23.00439]. J Clin Oncol. 2023;41(1):75-85. doi:10.1200/JCO.22.00221

6Chesney J, Lewis KD, Kluger H, et al. Efficacy and safety of lifileucel, a one-time autologous tumor-infiltrating lymphocyte (TIL) cell therapy, in patients with advanced melanoma after progression on immune checkpoint inhibitors and targeted therapies: pooled analysis of consecutive cohorts of the C-144-01 study. J Immunother Cancer. 2022;10(12):e005755. doi:10.1136/jitc-2022-005755